The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.

HarborView 05-2

					Weighted
				Weighted	Average	Weighted
				Average	Stated	Average	Weighted
	# of	Current Principal	Pct by Curr	Gross	Remaining	Combined	Average
Debt Ratio	Loans	Balance	Prin Bal	Coupon	Term	Orig LTV	FICO

0.01 -20.00	172	52,615,779.89	5.19%	2.178	360	69.83	728
20.01 -25.00	193	57,464,733.90	5.67%	1.977	360	71.8	711
25.01 -30.00	346	118,360,419.88	11.68%	2.191	360	72.33	719
30.01 -35.00	495	178,706,730.46	17.63%	2.312	360	72.1	718
35.01 -40.00	801	292,041,880.91	28.82%	2.386	360	73.78	706
40.01 -45.00	530	205,429,951.60	20.27%	2.058	360	75.34	706
45.01 -50.00	205	69,697,196.33	6.88%	1.73	360	75.71	710
50.01 -55.00	95	32,666,801.25	3.22%	2.016	360	72.65	709
55.01 -60.00	9	3,101,761.54	0.31%	1.844	360	73.97	700
None	11	3,414,641.37	0.34%	2.15	360	73.8	700

Total	2,857	1,013,499,897.13	100.00%	2.19	360	73.41	711